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                                Exhibit 23(i)(3)

                 OPINION AND CONSENT OF JAMES BERNSTEIN, ESQUIRE

                         [MARKET STREET FUND LETTERHEAD]

                                 April 24, 2001

Board of Trustees
Market Street Fund
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania  19312

         RE:      MARKET STREET FUND
                  POST-EFFECTIVE AMENDMENT NO. 30 TO
                  REGISTRATION STATEMENT ON FORM N-1A
                  (SEC REGISTRATION FILE NOS. 2-98755 AND 811-4350)

Trustees:

         This opinion is furnished in connection with the filing by the Market Street Fund (the "Fund") with the Securities and Exchange Commission (the "SEC") of Post-Effective Amendment No. 30 to the Fund's Registration Statement on Form N-1A (the "Registration Statement") (SEC File Nos. 2-98755 and 811-4350) under the Securities Act of 1933, as amended.

         I have served as counsel to the Fund, a Delaware business trust, in connection with the Fund's Registration Statement with respect to the registration of an unlimited number of the Fund's shares (the "Shares") to be offered as set forth in the Fund's Prospectuses contained therein. In this connection, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the appropriate minutes of the meetings of the Board of Trustees, the Fund's Declaration of Trust and Bylaws and any amendments thereto, and other pertinent agreements of the Fund, as well as such other documents and records as I have deemed appropriate or necessary.

         In my opinion, the Fund is a business trust duly and validly organized under the laws of the State of Delaware, and the Shares, when issued pursuant to the Fund's Prospectuses, shall be legally issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 30 to the Fund's Registration Statement.

                                                Very truly yours,


                                                /s/ James Bernstein
                                                -------------------
                                                James Bernstein, Esq.
                                                Legal Officer